SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2015

Integrated Electrical Services, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5433 Westheimer Road, Suite 500, Houston, Texas 77056

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 10, 2015, Integrated Electrical Services, Inc. (“IES” or the “Company”) held its 2015 Annual Stockholders Meeting (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (1) elected all of the Company’s nominees for director, and (2) ratified the appointment of Ernst & Young LLP as the Company’s certified public accountants for the fiscal year ending September 30, 2015.

(1)	Proposal One: Election of Directors to serve until the 2016 Annual Meeting of Stockholders and until their successors are duly elected and qualified (or until their earlier death, resignation or removal). Each director was elected as follows:

	NAME	FOR	WITHHELD	NON VOTE
01 -	Joseph L. Dowling III	18,180,591	195,399	2,563,382

02 -	David B. Gendell	16,748,652	1,627,338	2,563,382

03 -	Joe D. Koshkin	18,217,725	158,265	2,563,382

04 -	Donald L. Luke	17,946,095	429,895	2,563,382

(2)	Proposal Two: Ratification of the appointment of Ernst & Young LLP as the Company’s certified public accountants was approved as follows:

20,878,962	60,410	-0-	-0-
FOR	AGAINST	ABSTAIN	NON VOTE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

Date: February 11, 2015	/s/ Gail D. Makode
Gail D. Makode
Senior Vice President and General Counsel